As filed with the Securities and Exchange Commission on December 16, 1996
                                            REGISTRATION NO.....................
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                              RIVIANA FOODS INC.
            (Exact Name of Registrant As Specified In Its Charter)

           DELAWARE                                     76-0177572
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                              2777 ALLEN PARKWAY
                             HOUSTON, TEXAS 77019
                                (713) 529-3251
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                W. DAVID HANKS
                              RIVIANA FOODS INC.
                              2777 ALLEN PARKWAY
                             HOUSTON, TEXAS 77019
                                (713) 529-3251
           (Name, Address, including zip code, and telephone number,
                   including area code, of agent for service)

                       COPIES OF ALL COMMUNICATIONS TO:
                            RICHARD P. WOLFE, ESQ.
                      201 ST. CHARLES AVENUE, SUITE 3400
                       NEW ORLEANS, LOUISIANA 70170-3400
                                (504) 586-1900

   Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:[X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
TITLE OF EACH CLASS                PROPOSED       PROPOSED MAXIMUM    AMOUNT OF
OF SECURITIES TO BE AMOUNT TO BE  MAXIMUM PRICE  AGGREGATE OFFERING REGISTRATION
REGISTERED           REGISTERED    PER UNIT*          PRICE*             FEE
--------------------------------------------------------------------------------
Common Stock,         2,187,908
  par value            Shares    $17.00 per share    $37,194,436       $11,270
$1.00 per share
================================================================================

   * Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices on the NASDAQ National Market System on December 9, 1996.

   The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall orally request that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                               2,187,908 SHARES

                              RIVIANA FOODS INC.

                                 COMMON STOCK
                          (par value $1.00 per share)

                              ------------------

      Certain of the Company's stockholders, including certain stockholders who may be deemed to be affiliates of the Company (the "Selling Stockholders"), or pledgees, donees, transferees or other successors in interest of the Selling Stockholders, may sell from time to time up to an aggregate of 2,187,908 shares (the "Shares") of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), at market prices through brokerage sales. See "Selling Stockholders". The Shares may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest to the Selling Stockholders, in sales through brokers, private sales or negotiated transactions, at prices determined by or related to the prevailing market price at the time of the sales or at negotiated prices. See "Plan of Distribution."

      The Common Stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is traded in the over-the-counter market, and prices are quoted on the NASDAQ Stock Market ("NASDAQ") under the symbol "RVFD". The average between the high and low prices of the Common Stock on December 9, 1996, as quoted on NASDAQ, was $17.00 per share.

                               -----------------

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMIS-
              SION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
               ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRE-
                 SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              -------------------

              The date of this Prospectus is December 16, 1996

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission, 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20509, and at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and copies of such material can be obtained from the public reference section of the Commission, Washington, D.C. 20549 at prescribed rates.
                               -----------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company hereby incorporates by reference in this Prospectus the following documents filed (or to be filed) with the Commission (File No. 0-25294):

      (a) The Company's annual report on Form 10-K for its fiscal year ended June 30, 1996, and the quarterly report on Form 10-Q for the quarterly period ended September 29, 1996, both of which were filed with the Commission pursuant to Section 13 of the Exchange Act;

      (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated December 21, 1994, filed with the Commission pursuant to Section 12 of the Exchange Act, as amended by Amendment No. 1 on Form 8-A/A dated January 31, 1995; and

      (c) All other reports and other documents filed by the Company pursuant to
Section 13(a) since June 30, 1996.

      All reports and definitive proxy or information statements filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      Any person receiving a copy of this Prospectus may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents. Requests should be directed to E. Wayne Ray, Jr., Vice President, Chief Financial Officer and Treasurer, Riviana Foods Inc., P.O. Box 2636, Houston, Texas 77252, or by telephone to Mr. Ray at (713) 529-3251.

                                  THE COMPANY

      Riviana Foods Inc. (referred to herein as "Riviana" or the "Company", which terms include the parent and all of its subsidiaries) is one of the largest processors, marketers and distributors of branded and private-label rice products in the United States. Since its predecessor began business in 1911, Riviana has grown from a commodity-based, regional rice milling business to an international packaged food company with a focus on value-added rice and other food products in the United States, Central America, and Europe. In Central America, Riviana is one of the largest processors, marketers and distributors of cookies, crackers, processed fruit and vegetable products.

      The Company's predecessors date back to 1911 when Frank A. Godchaux began the amalgamation of 25 rice mills in southwest Louisiana that resulted in the founding of Louisiana State Rice Milling Company, Inc. ("Louisiana State"), a Louisiana corporation controlled by the Godchaux family.

      In 1965, River Brand Rice Mills, Inc. of Houston, Texas, a public company, acquired certain assets of Louisiana State to create the core of the Company's current domestic rice business. Shortly thereafter, River Brand's name was changed to Riviana Foods Inc. As a result of the acquisition, the Godchaux family became the largest stockholder of Riviana, and Frank A. Godchaux III became Chairman of the Board of Riviana. Louisiana State changed its name to Lastarmco, Inc. ("Lastarmco") and became a holding company whose principal assets were securities, land and mineral interests. In the early 1970s, Riviana acquired its Central American and European operations. Riviana was an independent public company from 1965 until 1976, when it was acquired by the Colgate-Palmolive Company ("Colgate").

      In 1986, Lastarmco merged into Louisiana State Rice Milling Company Inc. ("LSRMC"), a Delaware corporation, which purchased from Colgate substantially all of Riviana's domestic rice processing and marketing operations, and a portion of its foreign rice processing, marketing and other food operations. LSRMC changed its name to Riviana Foods Inc. in 1987.

      The Company's principal executive offices are located at 2777 Allen Parkway, Houston, Texas 77019. Its telephone number is (713) 529-3251.

                                USE OF PROCEEDS

      All of the Shares that are sold pursuant to this Prospectus will be sold, from time to time, by the Selling Stockholders for their own accounts or by pledgees, donees, transferees, or other successors in interest thereof for their own accounts. None of the proceeds from the sale of the Shares will be received by the Company except insofar as certain amounts must be reimbursed to the Company under agreements between the Company and the Selling Stockholders. See "Plan of Distribution" and "Selling Stockholders-Employee Stockholder Agreements".

                             SELLING STOCKHOLDERS

     Set forth in the following table and accompanying notes is the name of each of the Selling Stockholders (and the nature of any position, office or other material relationship the Selling Stockholder had with the Company or any of its predecessors or affiliates within three years prior to the date of this Prospectus), the number of shares of the Common Stock owned beneficially by each of the Selling Stockholders as of the date of this Prospectus, the number of shares of the Common Stock which may be offered by each of the Selling Stockholders pursuant to this Prospectus, and the amount of shares of Common Stock to be owned by each of the Selling Stockholders assuming the sale of all of such Selling Stockholder's Shares. No Selling Stockholder will beneficially own more than 1% of the outstanding shares of Common Stock assuming the sale of all of a Selling Stockholder's shares which may be offered pursuant to this Prospectus.

                                 SHARES                           SHARES
                             BENEFICIALLY                      BENEFICIALLY
                                OWNED          SHARES BEING       OWNED
                             PRIOR TO SALE*     REGISTERED      AFTER SALE*
                             --------------     ----------      ------------
Joseph A. Hafner, Jr.          997,228 (1)       631,884 (2)       52,000 (3)
W. David Hanks                 270,000 (4)       255,000            3,000
E. Wayne Ray, Jr.(5)            87,000            84,000            3,000
Jack M. Nolingberg(6)           25,500            24,000            1,500
Thomas M. Forshee(7)            42,864            41,364            1,500
Christopher L. Haines(8)        36,500            35,000            1,500
Ranvir B. Mohindra(9)           73,500            72,000            1,500
David E. Van Oss(10)             6,000             3,600            2,400
Richard F. Vincent(11)          26,244            24,744            1,500
Elizabeth B. Woodard(12)        17,000            13,500            3,500
Alfonso Bocaletti(13)            9,000             6,000            3,000
Andre G. Boost(14)              60,000            60,000                0
Ian W. Boyle(15)                47,000            45,000            2,000
Paul R. Stevens(16)             16,600            15,600            1,000
Harry S. Autrey                 30,000            30,000                0
Roger L. Bain+                   3,895             3,000              895
Diane M. Blackburn+              3,500             3,000              500
John W. Copenhaver+              3,500             3,000              500
Dennis J. Courtney+              3,000             3,000                0

                                SHARES                            SHARES
                             BENEFICIALLY                      BENEFICIALLY
                                OWNED          SHARES BEING       OWNED
                             PRIOR TO SALE*     REGISTERED      AFTER SALE*
                             --------------     ----------      ------------
J. Dennis Crowe+                 3,800             3,000              800
Steven D. Danforth+              6,000             6,000                0
Willy Depauw+                    3,500             3,000              500
Bastiaan G. de Zeeuw+           45,400            45,000              400
Danny Driscoll+                  9,600             9,000              600
Paul A. Galvani+                 7,000             6,000            1,000
Alfredo J. Gomez+                5,300             4,800              500
Frank J. Graziano+               3,800 (17)        3,000              800(17)
Nina S. Hanks, Custodian
   for Steven L. Hanks(18)       6,000             6,000                0
Stephen K. Isaacson+             6,800             6,000              800
David E. Kohlwey+                6,000             6,000                0
Tadeusz J. Klimski+              3,500             3,000              500
Jorgen O. Larsen                30,000            30,000                0
Thomas H. Lawrence, Jr.+         4,000             3,000            1,000
Dixie W. Mease+                  6,600             6,000              600
Terry L. Nickens+                6,700             6,000              700
Michele H. Perchonok+            2,450(19)         1,200            1,250(20)
John E. Rasmussen+               3,600             3,000              600
James R. Richard, Jr.+           3,000             3,000                0
Duane S. Rutherford+             3,000             3,000                0
Thomas G. Sandvick+              8,400             6,000            2,400
John E. Stokes+                  6,600             6,000              600
Stephen A. Strong+               7,150             6,000            1,150
C. Richard Truelove+             3,300             3,000              300
W. Michael Wessing+              6,600             6,000              600
Tim D. White+                    6,600             6,000              600
Michel van Dieren+              15,500            15,000              500
Nina S. Hanks, Custodian
   for Allison S. Hanks(18)      6,000             6,000                0
Lejo C. Brana+                   3,500             3,000              500
Michael J. Gaffey+               5,160             4,800              360
D. Stephen Hafner(21)          147,036           147,036                0
J. Michael Hafner              152,172(22)       152,172                0
Merrill Hafner, Trustee(23)    308,208           308,208                0
John H. Kendall+                 3,500             3,000              500
Bradford H. Nowlin+              3,000             3,000                0
Ronald L. Spero+                 3,400             3,000              400

------------------

* Excludes shares subject to stock options not exercisable within 60 days of the date of this Prospectus. If all such options were exercisable immediately, no Selling Stockholder would beneficially own more than 1% of the outstanding shares of Common Stock after the sale of the shares offered pursuant to this Prospectus.

+    Employee of Company or one of its affiliates.

(1) Mr. Hafner has served as President, Chief Executive Officer and a Director of the Company for the past three years. Of the shares shown as beneficially owned by Mr. Hafner (a) 327,676 shares are owned beneficially and of record by Mr. Hafner, (b) 5,136 shares are owned of record by a custodian for the benefit of Mr. Hafner's minor child, which custodian exercises sole voting and investment authority with respect to said shares and as to which Mr. Hafner disclaims beneficial ownership, (c) 308,208 shares are held in trust for the benefit of Mr. Hafner as to which he exercises sole voting and investment authority, (d) 308,208 shares are held in trust for the benefit of Mr. Hafner's wife as to which she exercises sole voting and investment authority and as to which Mr. Hafner disclaims beneficial ownership and (e) 48,000 shares are held in various trusts, as to 24,000 shares of which Mr. Hafner exercises sole voting and investment authority, and as to 24,000 shares of which he shares voting and investment authority with a co-trustee.

(2) Includes (a) 323,676 shares owned beneficially and of record by Mr. Hafner, and (b) 308,208 shares held in trust for the benefit of Mr. Hafner.

(3) Includes 48,000 shares held in various trusts, as to 24,000 shares of which Mr. Hafner exercises sole voting and investment authority, and as to 24,000 shares of which he shares voting and investment authority with a co-trustee.

(4) Mr. Hanks has served as Executive Vice President and a Director of the Company for the past three years. Of the shares shown as beneficially owned by Mr. Hanks (a) 258,000 shares are owned beneficially and of record by Mr. Hanks, and (b) 12,000 shares are owned of record by his wife in her capacity as custodian for the benefit of Mr. Hanks' minor children as to which she as custodian exercises sole voting and investment authority, and as to which Mr. Hanks disclaims beneficial ownership.

(5) Mr. Ray has served as Vice President, Chief Financial Officer, Treasurer and a Director of the Company for the past three years.

(6) Mr. Nolingberg has served as Vice President Industrial Relations of the Company for the past three years.

(7) Mr. Forshee has served as Vice President Sales of the Company for the past three years.

(8) Mr. Haines has served as Vice President Marketing of the Company for the past three years.

(9) Mr. Mohindra has served as Vice President Technical Services of the Company for the past three years.

(10) Mr. Van Oss has served as Vice President Commodity and International of the Company since 1995, and was an employee of the Company for the two years prior thereto.

(11) Mr. Vincent has served as Vice President Manufacturing Operations for the past three years.

(12) Ms. Woodard has served as Vice President, General Counsel and Secretary of the Company for the past three years.

(13) Mr. Bocaletti has served as a Vice President of the Company for the past three years.

(14) Mr. Boost has served as a Vice President of the Company for the past three years.

(15) Mr. Boyle has served as a Vice President of the Company for the past three years.

(16) Mr. Stevens has served as a Vice President of the Company for the past three years.

(17) Includes 300 shares owned of record by Mr. Graziano's minor child, as to which shares Mr. Graziano exercises sole voting and investment authority.

(18) Nina S. Hanks is the wife of W. David Hanks, Executive Vice President and a Director of the Company.

(19) Includes (a) 1,700 shares owned beneficially and of record by Ms. Perchonok, (b) 250 shares owned of record by Ms. Perchonok and her husband as to which they share voting and investment authority, and (c) 500 shares owned of record by Ms. Perchonok's minor children as to which shares Ms. Perchonok's husband exercises sole voting and investment authority.

(20) Includes all shares set forth in note (19) above, except the 1,200 shares proposed to be sold by Ms. Perchonok pursuant to this Prospectus.

(21) D. Stephen Hafner is the son of Joseph A. Hafner, Jr., President, Chief Executive Officer and a Director of the Company.

(22) J. Michael Hafner is the son of Joseph A. Hafner, Jr., President, Chief Executive Officer and a Director of the Company. Of the shares shown as beneficially owned by J. Michael Hafner (a) 147,036 shares are owned beneficially and of record by J. Michael Hafner, and (b) 5,136 are owned of record by J. Michael Hafner as custodian for Joseph A. Hafner, Jr.'s minor child, as to which shares J. Michael Hafner exercises sole voting and investment authority.

(23) Merill Hafner is the wife of Joseph A. Hafner, Jr., President, Chief Executive Officer and a Director of the Company. See note (1) above.

EMPLOYEE STOCKHOLDER AGREEMENTS

     A total of 57 executive and supervisory-level employees (or former employees) of the Company or its affiliates have purchased Common Stock at a discount from the Company from time to time during the past ten years pursuant to substantially identical written agreements. The agreements provided in substance that such employee-stockholders (or members of their respective families or trustees or custodians for them or members of their families, as the case may be) (i) could not sell any of their Common Stock while employed by the Company (or one of its affiliates), and (ii) could sell all of such Common Stock, following the termination of their employment with the Company (or the affiliate), subject to (a) an option on the part of the Company to repurchase such stock at its then fair market value, and (b) the requirement that they repay to the Company in cash an amount equal to the discount allowed by the Company from the estimated fair value of the Common Stock at the time of its purchase by such employee- stockholders. The written agreements described above were recently amended to permit those employee-stockholders who are Selling Stockholders to sell their Common Stock in the Offering, subject to repayment to the Company of the discount.

                             PLAN OF DISTRIBUTION

     The Shares are being registered in order to facilitate their sale from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest thereof. As none of the Selling Stockholders have advised the Company whether or not they have any current intention of selling any of the Shares, the Company is unable to predict whether or when any of the Selling Stockholders will determine to proceed with sales of the Shares, as such determination will be made solely at the discretion of each Selling Stockholder. The sale of the Shares by the Selling Stockholders (or by pledgees, donees, transferees or other successors in interest thereof) may be effected, from time to time, in transactions (which may include block transactions) on the NASDAQ National Market System, the over-the-counter market, in private sales or negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). In addition, any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     The Selling Stockholders and any broker-dealers that act in connection with the sale of the Shares hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and with regard to any broker-dealers that act in connection with the sale of Shares hereunder any commissions received by them and any profit on the resale by them of Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

     All expenses incurred in connection with the registration of the Shares being offered hereby, estimated to be approximately $27,270, will be borne by the Company, except that commission expenses and brokerage fees, fees and expenses of counsel to any of the Selling Stockholders and applicable transfer taxes shall be payable individually by the Selling Stockholders.

                                    EXPERTS

     The financial statements and schedules as of and for the year ended June 30, 1996, included in the Company's Annual report on Form 10-K incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                 LEGAL MATTERS

     The validity of the Shares has been passed upon by Monroe & Lemann (A Professional Corporation), 201 St. Charles Avenue, Suite 3300, New Orleans, Louisiana 70170-3300.

                               MATERIAL CHANGES

     The Company is unaware of any material changes in its affairs that have occurred since the end of the fiscal year ended June 30, 1996 and that have not been described in a report on Form 10-Q or Form 8-K filed under the Exchange Act.

                                   PART II
                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

            The following expenses will be paid by the Company:

            SEC registration fee                $ 11,270
            Accounting fees and expenses        $  3,000
            Legal fees and expenses             $ 10,000
            Printing expenses                   $  3,000
                                                ========
                  Total                         $ 27,270

Item 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Article 8 of the registrant's Restated Certificate of Incorporation provides as follows:

      A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit any liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director to the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of the director of a corporation existing at the time of such repeal or modification.

Article VIII, Section 1 of the Registrant's Bylaws provides as follows:

      Section 1. Subject to the further provisions of this Article VIII, the corporation shall indemnify:

      (a) Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, whether formal or informal, and whether arising out of conduct in his official capacity with the corporation or otherwise (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, to the maximum extent permitted under Delaware law against expenses (including attorneys' fees), judgments, fines, and (subject to Section 9) amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acts in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and

      (b) Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise to the maximum extent permitted under Delaware law against expenses (including (1) attorneys' fees, and (2) subject to Section 9, amounts paid in settlement not exceeding, in the judgment of the proper person or group empowered at the time by Section 2 to act for the corporation, the estimated expense of litigating the action or suit to conclusion) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, EXCEPT THAT no indemnification under this subsection (b) shall be made in respect of any claim, issue, or matter as to which such persons shall have been adjudged liable to the corporation UNLESS and only to the extent that a court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the relevant circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. For purposes of the UNLESS clause of the preceding sentence, the fact that a person shall have been adjudged by a court of competent jurisdiction to be liable to the corporation for negligence or gross negligence not amounting to willful misconduct shall of itself create neither a presumption nor an inference that he is not fairly and reasonably entitled to court-ordered indemnity for expenses.

Item 16.    EXHIBITS

EXHIBIT                        DESCRIPTION
-------                        -----------
 4.01 Specimen Stock Certificate (Incorporated by reference to Exhibit 4.01 to the Registrant's Registration Statement No. 33-87838 on Form S-1 effective March 6, 1995).

 4.02 Registrant's Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.01 to the Registrant's Registration Statement No. 33-87838 on Form S-1 effective March 6, 1995).

 4.03                     Registrant's Bylaws (Incorporated by reference to
                          Exhibit 3.02 to the Registrant's Registration Statement No. 33-87838 on Form S-1 effective March 6, 1995).

 5.01                     Opinion of Monroe & Lemann (A Professional
                          Corporation)

15.01                    Letter from Arthur Andersen LLP re Unaudited
                         Financial Information

23.01                    Consent of Arthur Andersen LLP

23.02 Consent of Monroe & Lemann (A Professional Corporation) (included in the opinion filed as Exhibit No. 5).

24.01                    Powers of Attorney

Item 17.    UNDERTAKINGS

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on December 16, 1996.

                                          RIVIANA FOODS INC.

                                      By: /s/ JOSEPH A. HAFNER JR.
                                              Joseph A. Hafner Jr.
                                              Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            SIGNATURE                     TITLE                           DATE
            ---------                     -----                           ----
/s/ JOSEPH A. HAFNER JR.     President, Chief Executive Officer         12/16/96
    Joseph A. Hafner Jr.   and Director (Principal executive officer)

/s/ FRANK A. GODCHAUX III           Chairman of the Board               12/16/96
    Frank A. Godchaux III

/s/ CHARLES R. GODCHAUX           Vice-Chairman of the Board            12/16/96
    Charles R. Godchaux

/s/ W. DAVID HANKS           Executive Vice-President and Director      12/16/96
    W. David Hanks

/s/ E. WAYNE RAY JR.           Vice-President, Chief Financial          12/16/96
    E. Wayne Ray Jr.           Officer, Treasurer and Director
                                (Principal financial and
                                  accounting officer)

/s/ MARY G. WIECK                        Director                       12/16/96
    Mary G. Wieck

/s/ THERESA G. PAYNE                     Director                       12/16/96
    Theresa G. Payne

/s/ W. ELTON KENNEDY                     Director                       12/16/96
    W. Elton Kennedy

/s/ E. JAMES LOWREY                      Director                       12/16/96
    E. James Lowrey

/s/ THOMAS B. WALKER JR.                 Director                       12/16/96
    Thomas B. Walker Jr.

/s/ PATRICK W. ROSE                      Director                       12/16/96
    Patrick W. Rose

                               INDEX TO EXHIBITS

      EXHIBIT                     DESCRIPTION


      5.01                  Opinion of Monroe & Lemann (A Professional
                            Corporation)

      15.01                 Letter from Arthur Andersen LLP re Unaudited
                            Financial Information

      23.01                 Consent of Arthur Andersen LLP

      23.02 Consent of Monroe & Lemann (A Professional Corporation) (included in the opinion filed as Exhibit No. 5.01).

      24.01                 Powers of Attorney